Exhibit 10.4

PATENT PURCHASE AGREEMENT

This agreement (the "Agreement") is entered into on November 30, 2018 (the "Effective Date”).

By and between:

TRUSTATE INTERNATIONAL, INC., a Barbados Corporation with an address of Chamberlain Place, Broad Street Bridgetown, Barbados; email: tmichael@reardoncapital.com (the "Seller”)

and

TRUENORTH QUANTUM INC., an Alberta Canada Corporation with an address of #307C, 2 Campbell Drive, Uxbridge, Ontario, Canada; email: gary@truenorthquantum.com (the "Purchaser”)

(each a "Party" and collectively the "Parties”)

The Parties hereby agree as follows:

1	BACKGROUND

1.1.	Seller is the sole and exclusive owner of certain Patents (defined below).

1.2.	Seller wishes to sell to Purchaser all right, title and interest in the Patents and any and all rights associated therewith. Purchaser wishes to purchase from Seller all right, title and interest in the Patents and any and all rights associated therewith.

2.	DEFINITIONS

2.1.	"Affiliate" means, with respect to any Person, any Entity in any country that controls, is controlled by or is under common control with such Person. The term "control" means possession directly or indirectly of the power to direct or cause the direction of the management and policies of an Entity, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise; provided, however, that beneficial ownership of more than fifty percent (50%) of the voting equity interests of an entity shall be deemed to be control.

2.2.	"Assigned Patent Rights" means all right, title and interest in the Patents and (a) all causes of action (whether currently pending, filed, or otherwise) and other enforcement rights under the Patents including, without limitation, all rights to sue, to countersue and to pursue damages, injunctive relief, and any other remedies of any kind for past, current and future infringement; and (b) all rights to recover and collect settlement arrangements, license payments (including lump sum payments), royalties and other payments due now or hereafter due or payable with respect thereto, under or on account of any of the Patents or any of the foregoing; and (c) any and all privileges, including the benefit of all attorney-client privilege and attorney work product privilege.

2.3.	"Entity" means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other legal entity.

2.4.	"Executed Assignment" means an executed original of the Patent Assignment Agreement in Exhibit 2.4.

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2.5.	"Patents" means each and all of the patents and patent applications listed on Exhibit A hereto, all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals and divisions of such patents, and any patents or patent applications which correspond to or claim priority to any of the foregoing, and all foreign counterparts of the foregoing, whether or not listed on Exhibit A.

2.6.	"Person" means any individual or Entity.

3.	DOCUMENT DELIVERY, EXCLUSIVITY AND CONSIDERATION

3.1.	The Seller hereby confirms that it has conducted a thorough and diligent search for, and has delivered all documents relating to the Patents (“Documents’) to the Purchaser and that there are no other Documents in the custody or control of Seller, its agents, counsel or related parties. Documents shall be the originals of the patent prosecution files and all other documents, communications and files (electronic or otherwise) relating to the Assigned Patent Rights in possession or control of Seller and its agents, counsel and related parties that pertain to the ownership, prosecution, maintenance and enforcement of the Patents.", including, without limitation:

1.	File histories including:

a.	Prosecution file history for the Patents, including:

i.	File histories of any Patent including current owner of record, jurisdiction where the application/registration is located; and any application number;

ii.	File histories of any parent, child or other related patents/applications (i.e. those that claim priority to any Patent or that any Patent either claims priority to and/or incorporates by reference) - regardless of whether they are listed in this Agreement and regardless of whether the related patents are abandoned or alive;

iii.	Any relevant communications with, by and to prosecution counsel or agent with respect to the Patents; and

iv.	File-stamped copies of all assignment records for all Patents (including copies of all supporting documentation).

b.	Any prior art references that have been disclosed to the patent offices in the course of patent prosecution that would constitute prior art, that would render any of the Patents invalid or unenforceable, or would have a material adverse effect on any pending application for any Patent.

c.	Pre-filing documents such as:

i.	Invention disclosure records;

ii.	Inventor notebooks;

iii.	Memos, notes, letters, emails etc. requesting that a patent application be prepared;

iv.	Memos, notes, letters, emails etc. discussing the decision of whether to file a patent application;

v.	Memos, notes, letters, emails etc. discussing or describing any products that the proposed invention relates to ;

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vi.	Documents, including without limitation any memos, notes, letters, emails, presentations, etc. related to or arising from any efforts to create products based on the proposed inventions, relating to the design, development, marketing, sale, offers for sale, public disclosure, or ownership of the products, the proposed inventions and/or patents, including any agreements with third parties (e.g. joint development (or similar) agreements or non-disclosure agreements); and

vii.	All documents related to the conception, reduction to practice, or development of the invention.

d.	Post-issuance documents such as:

i.	Ribbon copies of the Patents;

ii.	Certificates of correction and related documents (notes, memos etc related to requests for correction); and

iii.	Re-examinations; reissues; post grant review/challenges.

2.	Any agreements granting any rights under the Patents (including without limitation any licenses, releases, covenants not to sue or any other grant or right) related to or arising from the Patents and applications.

3.	Any documents discussing enforcement, threatened enforcement, investigation of infringement, licensing (including all offers to license), liens or charges, valuation, granting any rights under any of the claims of the acquired patents (including releases, covenants not to sue or any other grant or right) or other monetization related to or arising from the Patents (regardless of whether they are listed in this Agreement) including:

a.	Documents that relate in any way to an evaluation of the Patents including without limitation documents that relate to strengths, weaknesses etc. of the enforceability and/or validity of the patents, infringement and/or non-infringement of any specific entity or by industries in general;

b.	Documents that relate to the enforceability of the Patents;

c.	Documents that relate to the validity of the Patents; and

d.	Documents that either are, or discuss a damages analysis regarding any of the Patents.

4.	Any documents related to marking of patented articles including articles made by Seller that were or should have been marked, and marking requirements (including steps taken to enforce marking requirements) in any agreements identified hereunder.

5.	Assignments of the Patents (regardless of whether they are listed in this Agreement).

6.	Any documents relating to governmental incentives or other programs relating to the technology underlying the Patents.

7.	Names of law firms and/or individual lawyers involved in any of the Patents so that the privileged nature of any produced documents can be determined.

8.	Documents related to each named inventor of the Patents including:

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a.	Employment agreements with each inventor;

b.	Patent Assignments signed by each inventor; and

c.	Invention Assignments signed by each inventor.

9.	A list of any actions that must be taken by the Company within ninety (90) days of the anticipated closing date with respect to the Patents, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates.

10.	A list of any proceedings or actions before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) in which claims are being or were raised relating to the validity, enforceability, scope, ownership or infringement of any of the Patents.

11.	Confirmation in writing that with respect to each Patent, it is currently in compliance with the legal requirements (including payment of filing, examination and maintenance fees and filing of any necessary oaths, proofs of use or other documents) for maintaining, registering, filing, certifying or otherwise perfecting or recording the same with or by such governmental entity, and, if not, the steps required to bring such item into compliance with same.

3.2.	Exclusivity. In consideration of the Purchaser's due diligence investigation of the Patents, the Seller agrees that, during the period between the Effective Date and the date of closing (the “Closing Date”), Seller shall not discuss, negotiate or pursue with any third parties any offers or proposals with respect to or otherwise relating to any of the Patents.

3.3.	Consideration for the Patents. The consideration for the acquisition of the Patents and subject to the consummation of the Closing, shall be CDN$500,000 to be satisfied:

3.3.1.	by the advance of CDN$100,000 (the “Advance”) upon execution of this Agreement to be used exclusively by the Seller for legal and other transactional fees necessary for the completion of the acquisition of the Assigned Patent Rights, with the remaining amount (the “Remaining Amount”), if any, being returned to the Purchaser on the Closing Date;

3.3.2.	the remaining balance, after accounting for the Remaining Amount, shall be paid by the issuance of units (“Units”) in the capital stock the Purchaser, at a deemed value of CDN$0.50 per Unit. Each Unit shall consist of one common share in the capital stock of the Purchaser as constituted at the date hereof (“Common Share(s)”) and one full Common Share purchase warrant priced at $1.00 CAD exercisable for a period of three (3) years from the Closing Date. Common Shares issued hereunder shall be adjusted for any share dividends, consolidations and / or share splits between the date hereof and the Closing Date.

4.	TRANSFER OF PATENTS AND ADDITIONAL RIGHTS

4.1.	Assignment of Patents. Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest in and to the Assigned Patent Rights and at Closing will provide Purchaser with the Executed Assignment for the Assigned Patent Rights.

4.2.	Additional Patents. Seller hereby represents and warrants to Purchaser that the only patents, reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals and divisions of the Patents and patents and patent applications that claim priority to any of the foregoing are listed on Exhibit A, including any foreign counterparts thereof. In the event that Purchaser discovers, at any time, any patents, reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals and/or divisions of the Patents or patents and patent applications that claim priority or otherwise relate to any of the foregoing, or any foreign counterparts thereof that are owned by Seller (the "Additional Patents”, then the Additional Patents shall be sold, including by transferring, assigning and setting over, to Purchaser, all right, title and interest thereto, for no additional consideration, and the Additional Patents shall be deemed "Patents", as applicable, under this Agreement, for all intents and purposes. In such event, the Parties shall sign an amended Exhibit A to add the Additional Patents thereto and in the event that Purchaser's notification to Seller is subsequent to the Closing, then the Parties shall conduct a subsequent closing and the provisions of Section 5.1 shall apply to the sale, assignment transfer and setting over to Purchaser of the Additional Patents, mutatis mutandis.

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4.3.	Non-Assumption of Liabilities. It is expressly understood and agreed that Purchaser shall not be liable for and hereby disclaims any assumption of any of the obligations, claims or liabilities of Seller and/or its Affiliates and/or of any third party of any kind or nature whatsoever arising from or in connection with any circumstances, causes of action, breach, violation, default or failure to perform with respect to the Assigned Patent Rights prior to the assignment and sale thereof to Purchaser.

5.	CLOSING AND ADDITIONAL OBLIGATIONS

5.1.	The Closing Date shall be on or before December 31, 2021 subject to the following conditions having been previously and/or simultaneously met:

5.1.1.	Purchaser shall have its common shares listed and posted for trading on a recognized public stock exchange;

5.1.2.	Seller will engage mutually acceptable legal counsel to advise on all corporate matters to effect the acquisition of the Assigned Patent Rights hereunder;

5.1.3.	approved legal counsel will provide a written opinion as to the validity of acquisition of the Assigned Patent rights in accordance with Barbados Common Law;

5.1.4.	all documentation and registrations to vest ownership of the Assigned Patent Rights in the name of the Purchaser will be completed;

5.1.5.	all Advances that have not been spent shall be returned to the Purchaser and adjusted for in the Final Closing Payment on the Closing Date;

5.1.6.	Seller shall execute and deliver to Purchaser the Executed Assignment and a copy of any and all corporate approvals required by it in order to execute, deliver and perform this Agreement and the transactions contemplated hereunder.

5.1.7.	the representations and warranties of Seller contained in this Agreement shall be true at and as of the Closing, as if the Closing was substituted for the date in such representations and warranties;

5.1.8.	the completion to the satisfaction of Purchaser of its financial, commercial, intellectual property and legal due diligence examination of the Assigned Patent Rights. In this regard Purchaser may terminate this Agreement and not consummate the Closing, at its sole discretion, only after Seller fails to resolve any deficiencies that Purchaser reasonably believes are material based on the results of the Purchaser's due diligence examination of the Assigned Patent Rights;

5.1.9.	all corporate and other proceedings in connection with the transactions contemplated by this Agreement shall have been performed by Seller, all documents and instruments incident to such transactions and reasonably requested by Purchaser shall be reasonably satisfactory in substance and form to Purchaser and its counsel, shall have been executed and Purchaser and its counsel shall have received counterpart originals or certified or other copies of such documents and instruments as Purchaser or its counsel may reasonably request.

5.2.	Further Cooperation. At the reasonable request of Purchaser, Seller will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including execution, acknowledgment and recordation of other such papers for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby.

5.3.	Payment of Fees. Purchaser will pay any maintenance fees, annuities, and the like due or payable on the Patents for the period commencing ninety (90) days after the Closing Date.

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6.	REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows that, as of the Effective Date:

6.1.	Authority. Seller has the full power and authority, and has obtained all third party consents, approvals or other authorizations required, to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Assigned Patent Rights to Purchaser. The execution and delivery of this Agreement and the related transaction documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of Seller. This Agreement and the other transaction documents have been duly executed and delivered by Seller, and constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

6.2.	Non-Contravention. Seller's execution, delivery, and performance of its obligations under this Agreement will not conflict with or violate the corporate documents of Seller or any laws to which Seller is subject, or any agreement or other obligation of Seller or binding upon Seller's assets or result in the creation or imposition of any mortgage, lien, charge, pledge, security interest, other encumbrance or third party right upon any of the Assigned Patent Rights.

6.3.	Title and Contest. Seller owns all right, title, and interest to the Assigned Patent Rights, including all right, title, and interest to sue for infringement of the Patents and all attorney-client privilege. The identity of all inventors of the inventions underlying the Patents has been fully disclosed to the U.S. Patent Office as required by U.S. law. The Assigned Patent Rights are free and clear of all liens, claims, mortgages and security interests. There are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Assigned Patent Rights. Seller is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant with respect to the use of any of the Assigned Patent Rights or subject matter disclosed and claimed in the Patents or in connection with the licensing or sale of any of the Assigned Patent Rights to third parties.

6.4.	No Joint Development Activity. No Patent (i) is the product or subject of any joint development activity or agreement with any third party; (ii) is the subject of any consortia agreement; or (iii) has been financed in whole or in part by any third party.

6.5.	No Preexisting Licenses. Except as otherwise listed on Exhibit 6.5 (the "PreExisting Licenses"), no exclusive or non-exclusive licenses under the Patents or interest or rights in any of the Assigned Patent Rights have ever been granted.

6.6.	Terminal Disclaimers. Except as otherwise listed on Exhibit 6.6, there are no terminal disclaimers of any kind related to or affecting any of the Assigned Patent Rights. Exhibit 6.6 includes a list of all terminal disclaimers that exist with respect to or that affect the Assigned Patent Rights and provides a description of each such terminal disclaimer, including the subject earlier issued patent(s) and the respective expiration dates thereof.

6.7.	Pending United States Applications. Except as otherwise listed on Exhibit 6.7, there are no pending US patent applications of any kind constituting an Assigned Patent Right. Exhibit 6. 7 includes a list of all pending US patent applications and the respective confirmation numbers issued by the USPTO therefor.

6.8.	Patent Marking. To Seller's best knowledge, no licensee under the Assigned Patent Rights would be required to mark any product or services under the Patents and/or their containers, labels, and/or other packaging with any applicable patent numbers.

6.9.	Enforcement. Seller has not put a third party on notice of actual or potential infringement of any of the Patents. Seller has not invited any third party to enter into a license under any of the Patents. Seller has not initiated any enforcement action with respect to any of the Patents.

6.10.	Patent Office Proceedings. To Seller's best knowledge, none of the Patents has been or is currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding, or that any such proceedings are pending or threatened.

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6.11.	Prosecution Obligations; Fees. No actions must be taken by Seller before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) within ninety (90) days of the Closing Date with respect to any of the Assigned Patent Rights. All maintenance fees, annuities, and the like due or payable on the Patents until the lapse of ninety (90) days following the Closing Date have been timely paid. For the avoidance of doubt, such timely payment includes payment of registration, maintenance, and renewal fees for which the fee payment window has opened even if the surcharge date is in the future.

6.12.	Validity and Enforceability. To Seller's knowledge, the Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and there are no proceedings or actions before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) in which claims are or were raised relating to the validity, enforceability, scope, ownership or infringement of any of the Patents, other than official notices from patent offices in the course of patent prosecution. Seller does not know of and has not received any notice or information of any kind from any source suggesting that the Patents may be invalid or unenforceable.

6.13.	Compliance with Applicable Law. The Patents are currently in compliance with all legal requirements (including payment of filing, examination and maintenance fees and the filing of any necessary oaths, proofs of use or other documents) for maintaining, registering, filing, certifying or otherwise perfecting or recording such Patents.

6.14.	Prior Art Disclosure. To Seller's knowledge (based upon a good faith review of all relevant materials), Seller fully satisfied the duty to disclose to the United State Patent and Trademark Office all information suspected or known to be material to with respect to the Patents. Seller has no direct or indirect knowledge with respect to any information that was not submitted to the United States Patent and Trademark Office related to the Patents. Seller represents that it has disclosed all relevant information to the USPTO related to the prosecution of the Patents.

7.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows that, as of the Effective Date:

7.1.	Purchaser is an Alberta company.

7.2.	Purchaser has the full power and authority, and has obtained all third party consents, approvals or other authorizations required, to enter into this Agreement and to carry out its obligations hereunder.

7.3.	Purchaser's execution, delivery, and performance of its obligations under this Agreement will not conflict with or violate any laws to which Purchaser is subject, or any agreement or other obligation directly or indirectly applicable to Purchaser or binding upon Purchaser's assets.

8.	MISCELLANEOUS

8.1.	LIMITATION OF LIABILITY. EXCEPT IN THE CASE OF FRAUD, WITHOUT WAIVING ANY OTHER RIGHTS OF THE PARTIES, INCLUDING ANY RIGHT TO SEEK SPECIFIC PERFORMANCE OR SEEK OTHER EQUITABLE RELIEF, SELLER'S TOTAL LIABILITY (INCLUDING PAYMENT OBLIGATIONS) WILL NOT EXCEED THE VALUE OF THE ADVANCE AND THE UNITS ISSUED UNDER SECTION 3.3. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

8.2.	LIMITATION ON CONSEQUENTIAL DAMAGES. EXCEPT IN THE CASE OF FRAUD, NEITHER PARTY WILL BE LIABLE TO THE OTHER (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE), AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY, FOR COVER OR FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL, MULTIPLIED, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE THAT THESE EXCLUSIONS OF POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

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8.3.	Compliance With Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the Parties will be subject to all laws, present and future, of any government having jurisdiction over the Parties and this transaction, and to orders, regulations, directions or requests of any such government.

8.4.	Assignment. This Agreement may not be assigned by Seller without the prior written consent of Purchaser. Purchaser may assign its rights and obligations hereunder upon the provision of written notice to Seller. A "Change of Control" transaction of Seller shall be deemed an assignment and therefore subject to Purchaser's consent as aforesaid. Under no circumstances will any assignment be permitted to an entity acquiring Seller through insolvency, bankruptcy, assignment for the benefit of one or more creditors (through foreclosure or any other means) or any similar proceeding, any or all of which shall require the consent of Purchaser. For purposes hereof, a "Change of Control" shall mean (i) the sale, transfer, or assignment of securities of Seller representing a majority of the voting power of all of Seller's outstanding voting securities to an acquiring Entity; and (ii) the sale of all or substantially all of Seller's business or assets. A Change of Control for purposes hereof will not include an internal reorganization or restructuring of Seller into a different legal form, or reduction in ownership or sale of equity by any director, officer, or shareholder of Seller to any other existing director, officer, or shareholder of Seller as of the Effective Date.

8.5.	Confidentiality of Terms. The Parties hereto will keep the terms and existence of this Agreement and the identities of the Parties and their Affiliates confidential and will not now or hereafter divulge any of this information to any third party except as follows: (a) with the prior written consent of the other Party; (b) subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein, to a Party's legal and financial counsel and other professional advisors, in their capacity of advising a Party in such matters; (c) subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein, to a counterparty engaged in due diligence in connection with a proposed merger, acquisition, reorganization, or financing of all or substantially of a Party's assets or equity or in connection with a proposed sale or exclusive license of the Assigned Patent Rights, as applicable; (d) by Purchaser, in order to perfect Purchaser's interest in the Assigned Patent Rights with any governmental patent office (including, without limitation, recording the Executed Assignment in any governmental patent office); (e) to enforce Purchaser's right, title and interest in and to the Assigned Patent Rights; (f) to any governmental body having jurisdiction and specifically requiring such disclosure; or (g) as required during the course of litigation and subject to a protective order with a confidentiality designation of "Outside Attorneys' Eyes Only" or higher; provided that, in (f) and (g) above, (i) the disclosing party will use all legitimate and legal means available to minimize the disclosure to third parties, including, without limitation, seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) the disclosing Party will provide the other Party with at least ten (10) days' prior written notice of such disclosure.

8.6.	Governing Law; Forum. This Agreement, its performance and interpretation shall be governed by the substantive law of the Province of Alberta exclusive of its choice of law rules and attorn the courts of therein.

8.7.	Notices. All notices given hereunder will be given in writing, will refer to this Agreement and will be: (i) personally delivered, (ii) delivered prepaid by an internationally recognized express courier service, or (iii) sent postage prepaid registered or certified U.S. mail (return receipt requested); AND (iv) an electronic copy sent via email, all to the addresses set forth above for the Seller and the Purchaser. Notices are deemed received on (a) the date of receipt if delivered personally or by express courier (or if delivery refused, the date of refusal), or (b) the fifth (5th) calendar day after the date of posting if sent by US mail. Notice given in any other manner will be deemed to have been received only if and when received at the address of the Person to be notified. Either party may from time to time change its address for notices under this Agreement by giving the other party written notice of such change in accordance with this Section.

8.8.	Relationship of Parties. The Parties are independent contractors and not partners, joint venturers, or agents of the other. Neither Party assumes any liability of or has any authority to bind, or control the activities of, the other. 8.9 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to .effectuate its original objective.

8.9.	Waiver. Failure by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

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8.10.	Miscellaneous. This Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions. Neither of the Parties will be bound by any conditions, definitions, warranties, obligations (including obligations to prosecute any of the Patents), understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either Party hereto will alter the meaning or interpretation of this Agreement. No amendments or modifications will be effective unless in writing and signed by authorized representatives of both Parties. The Exhibits referenced herein and attached hereto are incorporated into this Agreement as though fully set forth herein.

8.11.	Counterparts; Electronic Signature. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Each Party will execute and deliver to the other Party a copy of this Agreement bearing its original signature. Prior to such execution and delivery, in order to expedite the process of entering into this Agreement, the Parties acknowledge that Transmitted Copies of this Agreement will be deemed original documents. "Transmitted Copies" means copies that are reproduced or transmitted via email of a .pdf file, photocopy, facsimile or other process of complete and accurate reproduction and transmission.

In witness whereof, the Parties have caused this Agreement to be executed as of the Effective Date by their respective duly authorized representatives.

TRUESTATE INTERNATIONAL, INC.	TRUENORTH QUANTUM INC.

per :/s/ Trevor Michael	per: /s/ Gary Bartholomew
Trevor Michael	Gary Bartholomew
Director and President	Executive Chairman

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Exhibit A

THE PATENTS

Patent No.	Serial No.	Country	Filing Date	Issue Date	Title
	60/821,065	US	08/01/2006		Systems and Methods for Securely Providing and/or Accessing Information
7624440	11/830,891	US	07/31/2007	11/24/2009	Systems and Methods for Securely Providing and/or Accessing Information
	PCT/US07/74928	WO	08/01/2007		Systems and Methods for Securely Providing and/or Accessing Information
8650391	12/616,493	US	11/11/2009	02/11/2014	Systems and Methods for Securely Providing and/or Accessing Information

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Exhibit 2.4

ASSIGNMENT AGREEMENT

This Assignment Agreement (the "Agreement") is made and entered into on ●November 30, 2018 (the "Effective Date"), by:

TRUSTATE INTERNATIONAL, INC., a Barbados Corporation with an address of Chamberlain Place, Broad Street Bridgetown, Barbados; email: tmichael@reardoncapital.com (the "Assignor”)

and

TRUENORTH QUANTUM INC., an Alberta Canada Corporation with an address of #307C, 2 Campbell Drive, Uxbridge, Ontario, Canada; email: gary@truenorthquantum.com (the "Assignee”)

RECITALS

A.       Assignor is the owner of:

•	the United States Patents set forth on Exhibit A hereto (the "US Patents");

•	the non-United States patents set forth on Exhibit B hereto (the "Foreign Patents");

•	the United States patent applications set forth on Exhibit C hereto (the "US Patent Applications");

•	the United States provisional patent applications set forth on Exhibit D hereto (the "US Provisional Patent Applications"); and/or

•	the foreign patent applications set forth on Exhibit E hereto (the "Foreign Patent Applications");

which collectively shall be referred to herein as the "Patents"; AND

B.       Assignor and Assignee have agreed by way of a purchase agreement (the "Purchase Agreement") dated ●November 30, 2018, by and between Assignor and Assignee, the terms of which are incorporated herein by reference, that Assignor shall sell, transfer, and assign and set over unto Assignee and Assignee shall accept, all rights, title and interest in and to the Patents as specified in this Agreement. In the event of any conflict between the terms of this Patent Assignment Agreement and the referenced Purchase Agreement, the terms of the Purchase Agreement shall prevail;

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants and agreements in this Assignment, Assignor and Assignee agree as follows:

1.	Assignor does hereby sell, transfer, convey, assign and deliver to Assignee all of Assignor's right, privilege, title and interest in, to and under the Patents and in the case of patent applications in and to any patents that may issue therefrom, including, in all instances, any counterparts of any of the foregoing in any jurisdiction throughout the world, and any and all divisions, continuations, reissues or reexaminations of any of the foregoing, and, further, all applications for industrial property protection, including without limitation, all applications for patents, utility models, copyright, and designs which may hereafter be filed for any inventions described in said Patents in any country or countries, together with the right to file such applications and the right to claim for the same the priority rights derived from the inventions and the Patents under the laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, in each instance the same to be held by Assignee for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment and sale had not been made; together with all claims for damages, royalties, income or other remuneration (hereinafter "Damages") by reason of past, present and future infringements of the Patents or other rights being assigned hereunder, along with the right to sue for and collect such Damages for the use and benefit of Assignee and its successors, assigns and other legal representatives.

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2.	Insofar as this assignment concerns European patents and patent applications, Assignor does hereby declare that it is the owner of said Patents and that Assignor has assigned same, along with all rights and duties appurtenant thereto, to Assignee and agree that the assignment will be recorded in the register with the European Patent Office; and Assignee hereby declares that Assignee has agreed to the assignment of the aforementioned Patents to it and that Assignee will simultaneously apply for recording of the assignment in the register with the European Patent Office.

3.	Assignor hereby authorizes and requests the Commissioner for Patents of the United States, and any officer of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of intellectual property protection or applications as aforesaid, to issue the same to Assignee and its successors, assigns and other legal representatives in accordance with the terms of this instrument.

4.	Assignor agrees that, whenever reasonably requested by Assignee, Assignor will execute all papers, take all rightful oaths, and do all acts which may be reasonably necessary for securing and maintaining the Patents in any country and for vesting title thereto in Assignee, its successors, assigns and legal representatives or nominees.

5.	Assignor authorizes and empowers Assignee, its successors, assigns and legal representatives or nominees, to invoke and claim for any application for patent or other form of protection for the inventions, the benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, and to invoke and claim such right of priority without further written or oral authorization from Assignor.

6.	Assignor hereby acknowledges and agrees that all of the rights, title and interest in and to the Patents sold, transferred, assigned and set over to Assignee hereunder include all income, royalties, damages and payments now or hereafter due or payable with respect thereto, and all causes of action (whether in law or equity) and the right to sue, counterclaim, and recover for the past, present and future infringement of the rights assigned or to be assigned hereunder.

7.	Assignor hereby consents that a copy of this Agreement shall be deemed a full legal and formal equivalent of any assignment, consent to file or like document that may be required in any country for any purpose and more particularly in proof of the right of Assignee or nominee to claim the aforesaid benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it.

IN WITNESS WHEREOF, the Parties have executed this Assignment on the Effective Date.

TRUESTATE INTERNATIONAL, INC.	TRUENORTH QUANTUM INC.

per :/s/ Trevor Michael	per: /s/ Gary Bartholomew
Trevor Michael	Gary Bartholomew
Director and President	President and CEO

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EXHIBIT A

TO ASSIGNMENT AGREEMENT

Patent Number	Issue Date	Title
7624440	11/24/2009	Systems and Methods for Securely Providing and/or Accessing Information
8650391	02/11/2014	Systems and Methods for Securely Providing and/or Accessing Information

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EXHIBIT B

TO ASSIGNMENT AGREEMENT

Foreign Patents

Patent Number	Issue Date	Title

None

14

EXHIBIT C

TO ASSIGNMENT AGREEMENT

US Patent Applications

Patent Number	Issue Date	Title

None

15

EXHIBIT D

TO ASSIGNMENT AGREEMENT

US Provisional Applications

Patent Number	Issue Date	Title	Inventor(s)
60/821,065	08/01/2006	Systems and Methods for Securely Providing and/or Accessing Information	Ramsey Jallad, Patrick Stach and John Terrill

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EXHIBIT E

TO ASSIGNMENT AGREEMENT

Foreign Patent Applications

Patent Number	Issue Date	Title
PCT/US07 /74928	Systems and Methods for Securely Providing and/or Accessing Information

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Exhibit 5.1.10

Inventor Oath and Declaration

Declaration for Utility and Design Patent Applications

As a below named inventor, I hereby declare that:

Each inventor's residence, mailing address, and citizenship are as stated below next to his or her name.

I believe the inventors named below to be the original and first inventor(s) or original, first, and joint inventor(s) of the subject matter which is claimed and for which a patent is sought on the invention entitled

Insert Title:

the application of which is attached hereto unless the following is checked

□       was filed on _______as United States Application Number _______ and

was filed on_______as PCT International Application Number _______

_______and was amended on _______(if applicable).

The above-identified application was made or authorized to be made by me.

I hereby state that I have reviewed and understand the contents of the above identified application, including the claim(s), as amended by any amendment specifically referred to above.

I acknowledge the duty to disclose information which is material to patentability as defined in 37 CFR 1.56, including for continuation-in-part applications, material information which became available between the filing date of the prior application and the national or PCT international filing date of the continuation-in-part application.

I hereby acknowledge that any willful false statement made in this declaration is punishable under section 1001 of title 18 by fine or imprisonment of not more than 5 years, or both.

Hereby executed by the undersigned on the date opposite the undersigned name:

Full Name of Sole/First Inventor _____________

Inventor's Signature _______Date_______

Residence_________________________________ Citizenship___________

                           (City, State, Country) (Country)

Mailing Address____________________________________________

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Full Name of Second/Joint Inventor ________________________________

Inventor's Signature_______________________ Date__________________

Residence _________________ Citizenship________________________

                        (City, State, Country) (Country)

Mailing Address_____________________________

Full Name of Second/Joint Inventor ________________________________

Inventor's Signature_______________________ Date__________________

Residence _________________ Citizenship________________________

                        (City, State, Country) (Country)

Mailing Address_____________________________

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Exhibit 6.6

TERMINAL DISCLAIMERS

US Application or Patent No.	Subject to a Terminal Disclaimer with US Application or Patent No.

● 8650391	●7624440

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Exhibit 6.7

PENDING UNITED STATES APPLICATIONS

Pending US Patent Application	USPTO Confirmation Number
NONE

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